Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

The following tables set forth certain unaudited pro forma consolidated financial information giving effect to Eco-Shift Power Corp.’s (the “Company” or “Eco-Shift”) acquisition of Sun & Sun Industries, Inc. (the “Sun”), a privately held United States company.

The unaudited pro forma condensed consolidated statement of operations (“Pro Forma Statement of Operations”) for the nine months ended September 30, 2014 and year ended December 31, 2013 (Eco-Shift and Sun’s fiscal year-end), gives effect to Eco-Shift’s acquisition of Sun, as discussed in Note 4, as if such acquisition had occurred on January 1, 2013, combining the results of Eco-Shift and Sun for the nine months ended September 30, 2014 and year ended December 31, 2013. The unaudited pro forma condensed consolidated balance sheet (“Pro Forma Balance Sheet”) as of September 30, 2014 gives effect to Eco-Shift’s acquisition of Sun as if such acquisition had occurred on September 30, 2014, combining the consolidated balance sheets of Eco-Shift and Sun. The Pro Forma Statement of Operations and the Pro Forma Balance Sheet are hereafter collectively referred to as the “Pro Forma Financial Information.” The Pro Forma Financial Information is unaudited and does not purport to represent what Eco-Shift’s consolidated results of operations would have been if the Sun acquisition had occurred on January 1, 2013, or what those results will be for any future periods; or what Eco-Shift’s consolidated balance sheet would have been if the Sun acquisition had occurred on September 30, 2014.

The Pro Forma Financial Information is based upon the historical consolidated financial statements of Eco-Shift and the financial statements of Sun, and certain adjustments which Eco-Shift believes are reasonable to give effect of the Sun acquisition. The pro forma adjustments and Pro Forma Financial Information included herein were prepared using the acquisition method of accounting for the business combination. The pro forma adjustments are based on preliminary estimates and certain assumptions that Eco-Shift believes are reasonable under the circumstances. The purchase price allocation is considered preliminary and subject to change once Eco-Shift receives certain information it believes is necessary to finalize the acquisition accounting, as noted in Note 4 to the Pro Forma Financial Information.

The unaudited Pro Forma Financial Information should be read in conjunction with:

●	the accompanying notes to the Pro Forma Financial Information;

●	the unaudited consolidated statements of operations of Eco-Shift for the nine months ended September 30, 2014 and unaudited balance sheet of Eco-Shift as of September 30, 2014;

●	the audited consolidated statements of operations of Eco-Shift for the fiscal year ended December 31, 2013; and

●	the unaudited financial statements of Sun for the nine months ended September 30, 2014 and audited financial statements for the fiscal years ended December 31, 2013 and 2012 and related notes thereto, included in this Form 8-K/A.

ECO-SHIFT POWER CORP. AND SUN & SUN INDUSTRIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE
LOSS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014
(Expressed in US dollars)

	Eco-Shift Power	Sun & Sun	Pro Forma
	Corp.	Industries Inc.	Adjustment			Proforma
	$	$	$	Note		$

REVENUE	451,335	5,067,805	—			5,519,140

Cost of sales	265,723	4,193,574	—			4,459,297

GROSS PROFIT	185,612	874,231	—			1,059,843

Selling, general and administrative expenses	2,327,143	917,433	—	4(c	)	3,244,576

OPERATING LOSS	(2,141,531)	(43,202)	—			(2,184,733)

Interest expense	352,921	62,710	—			415,631

NET LOSS BEFORE INCOME TAXES	(2,494,452)	(105,912)	—			(2,600,364)

Income taxes	—	—	—			—

NET LOSS	(2,494,452)	(105,912)	—			(2,600,364)

Foreign currency translation adjustment	69,165	—	—			69,165

COMPREHENSIVE LOSS	(2,425,287)	(105,912)	—			(2,531,199)

LOSS PER SHARE, BASIC AND DILUTED	(0.04)	(1.06)	—			(0.04)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	59,295,229	100,000	—	4(d	)	70,345,229

ECO-SHIFT POWER CORP. AND SUN & SUN INDUSTRIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2013

(Expressed in US dollars)

	Eco-Shift Power	Sun & Sun	Pro Forma
	Corp.	Industries Inc.	Adjustment			Proforma
	$	$	$	Note		$

REVENUE	1,370,261	5,217,164	—			6,587,425

Cost of sales	803,909	4,404,173	—			5,208,082

GROSS PROFIT	566,352	812,991	—			1,379,343

Selling, general and administrative expenses	3,400,100	1,476,179	—	4(c	)	4,876,279

OPERATING LOSS	(2,833,748)	(663,188)	—			(3,496,936)

Interest expense	159,256	86,051	—			245,307

NET LOSS BEFORE INCOME TAXES	(2,993,004)	(749,239)	—			(3,742,243)

Income taxes	—	—	—			—

NET LOSS	(2,993,004)	(749,239)	—			(3,742,243)

Foreign currency translation adjustment	109,036	—	—			109,036

COMPREHENSIVE LOSS	(2,883,968)	(749,239)	—			(3,633,207)

LOSS PER SHARE, BASIC AND DILUTED	(0.08)	(7.49)	—			(0.08)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	37,859,442	100,000	—	4(d	)	48,909,442

ECO-SHIFT POWER CORP. AND SUN & SUN INDUSTRIES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS AT SEPTEMBER 30, 2014
(Expressed in US dollars)

	Eco-Shift Power	Sun & Sun	Pro Forma
	Corp.	Industries Inc.	Adjustment			Proforma
	$	$	$	Note		$

ASSETS
Cash	31,769	145,238	—			177,007
Accounts receivable	48,444	710,979	—			759,423
Cost and estimated earnings in excess of billings	—	493,972	—			493,972
Inventory	195,789	40,936	—			236,725
Prepaid and other current assets	555,681	21,547	—			577,228
Total current assets	831,683	1,412,672	—			2,244,355
Property and equipment	16,187	79,673	—			95,860
Goodwill	—	—	4,407,952	4a		4,407,952
Total assets	847,870	1,492,345	4,407,952			6,748,167

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Accounts payable and accrued liabilities	804,142	1,269,629	—			2,073,771
Customer deposits	34,651	—	—			34,651
Note payable to bank	—	751,928	—			751,928
Notes payable to third party	—	29,912	—			29,912
Billings in excess of costs and estimated earnings	—	62,828	—			62,828
Liquidated damages payable	70,300	—	—			70,300
Provision for a contingent liability	133,830	—	—			133,830
Advances from shareholders	407,097	—	—			407,097
Convertible notes payable	674,513	—	—			674,513
Promissory notes payable	633,387	—	—			633,387
Total current liabilities	2,757,920	2,114,297	—			4,872,217
Derivative liabilities	1,309,681	—	—			1,309,681
Total liabilities	4,067,601	2,114,297	—			6,181,898

Stockholders’ deficiency
Preferred stock	1	2,174,576	(2,174,576)	4(b	)	1
Common stock	613,030	401,000	(290,500)	4(b	)	723,530
Treasury stock	—	(569,878)	569,878			—
Additional paid-in capital	3,226,800	1,764,076	1,911,424	4(b	)	6,902,300
Accumulated other comprehensive gain	151,457	—	—			151,457
Accumulated deficit	(7,211,019)	(4,391,726)	4,391,726	4(b	)	(7,211,019)
Total stockholders’ deficit	(3,219,731)	(621,952)	4,407,952			566,269
Total liabilities and stockholders’ deficit	847,870	1,492,345	4,407,952			6,748,167

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(Expressed in US dollars)

1.   BASIS OF PRESENTATION

The accompanying unaudited Pro Forma Statement of Operations for nine month ended September 30, 2014 and for year ended September 30, 2013 gives effect to Eco-Shift Power Corp.’s (the “Company” or “Eco-Shift”) acquisition of Sun & Sun Industries, Inc. (the “Sun”), a privately held United States company, as discussed in Note 4, as if such acquisition had occurred on January 1, 2013, combining the results of Eco-Shift and Sun for the nine months ended September 30, 2014 and year ended December 31, 2013. The acquisition of Sun will be accounted for under the acquisition method of accounting for the business combination. As such, the cost to acquire Sun will be allocated to the respective assets acquired and liabilities assumed based on their estimated fair value at the closing of the acquisition. Further, the Pro Forma Statement of Operations is not necessarily indicative of the results of operations that may be obtained in the future.

The accompanying Pro Forma Balance Sheet as of September 30, 2014 gives effect to the Sun acquisition as if it had occurred on September 30, 2014, combining the consolidated balance sheet of Eco-Shift and the balance sheet of Sun. This unaudited Pro Forma Financial Information is not intended to reflect the financial position and results which would have actually resulted had the Sun acquisition occurred on the dates indicated.

 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Pro Forma Financial Information has been compiled in a manner consistent with the accounting policies adopted by Eco-Shift. Adjustments were made for the acquisition method of accounting as described further in Note 4.

3.   SUN ACQUISITION

On October 20, 2014 (the “Closing”), Eco-Shift Power Corp., a Delaware corporation (“ECOP”), entered into a Share Purchase and Exchange Agreement with Sun & Sun Industries, Inc. and its common stockholders (the “Agreement”). Pursuant to the Agreement, Eco-Shift acquired 100% of the issued and outstanding shares of common stock of Sun, in exchange for the issuance of 9,850,000 shares of Company common stock and the payment of cash in the aggregate amount of $250,000. The Company also agreed to grant an aggregate of 1,200,000 shares of common stock of the Company to certain key members of management of Sun promptly following the Closing. All preferred stock and shareholder notes of the Sun were cancelled at the Closing. As a result of this transaction, Sun became a wholly owned subsidiary of Eco-Shift.

The total purchase price and related preliminary excess total purchase price over fair value of net assets acquired is as follows:

$

Fair value of assets acquired
Cash	145,238
Accounts receivable	710,979
Cost and estimated earnings in excess of billings	493,972
Inventory	40,936
Prepaid and other current assets	21,547
Property and equipment	79,673
Accounts payable and accrued liabilities	(1,269,629)
Note payable to bank	(751,928)
Notes payable to third party	(29,912)
Billings in excess of costs and estimated earnings	(62,828)
Net assets acquired	(621,952)
Goodwill (Note 4a)	4,407,952
Total purchase price	3,786,000

Total purchase price comprise of:
11,050,000 shares valued at $0.32 per share	3,536,000
Cash	250,000
3,786,000

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(Expressed in US dollars)

3.   SUN ACQUISITION (continued)

Our fair value estimate of assets acquired and liabilities assumed is pending completion of several elements, including the finalization of valuations of fair value of the assets acquired and liabilities assumed and final review by our management. The primary areas that are not yet finalized relate to the fair value of certain tangible assets acquired and liabilities assumed, the valuation of intangible assets acquired, and income and non-income based taxes. The final determination of the assets acquired and liabilities assumed will be based on the established fair value of the assets acquired and the liabilities assumed as of the acquisition date. The excess of the purchase price over the fair value of net assets acquired is allocated to goodwill. The final determination of the purchase price, fair values and resulting goodwill may differ significantly from what is reflected in the Pro Forma Financial Information.

Goodwill at the date of acquisition varies from goodwill presented in the Pro Form Financial Information due to changes in the net book value of tangible assets during the period October 1, 2014 through the date of acquisition.

4.   PRO FORMA ADJUSTMENTS

The Pro Forma Financial Information is based upon the historical consolidated financial statements of Eco-Shift and financial statements of Sun and certain adjustments which Eco-Shift believes are reasonable to give effect to Sun’s acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore, the actual adjustments will likely differ from the pro forma adjustments. In particular, such adjustments include information based upon our preliminary allocation of the purchase price for the acquisition of Sun, which is subject to adjustment based upon our further analysis. The Pro Forma Financial Information included herein was prepared using the acquisition method of accounting for the business combination. As discussed above, the purchase price allocation is considered preliminary at this time. However, Eco-Shift believes that the preliminary purchase allocation and other related assumptions utilized in preparing the Pro Forma Financial Information provide a reasonable basis for presenting the pro forma effects of Sun acquisition.

All pro forma adjustments have been prepared for informational purposes only. The historical financial statements have been adjusted to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the results of Eco-Shift.

Other than those described below, Eco-Shift believes there are no adjustments, in any material respects, that need to be made to present the Sun financial information in accordance with US GAAP, or to align Sun’s historical accounting policies with Eco-Shift’s US GAAP accounting policies.

The adjustments made in preparing the Pro Forma Financial Information are as follows:

(a)	Goodwill representing the excess of the total purchase price over the fair value of the net assets acquired was $4,407,952 (Note 3). Adjustments to goodwill were made to reflect the change in aggregate value of the purchase price associated with common stock issuance of Eco-Shift’s shares at the closing market on October 20, 2014.

(b)	Adjustment to eliminate Sun’s preferred stock of $2,174,576, common stock of $401,000, treasury stock of $(569,878) and accumulated deficit of $4,391,726 in the Pro Forma Balance Sheet as of September 30, 2014.

(c)	There was no material acquisition related costs incurred in connection with Eco-Shift’s acquisition of Sun that needs to be excluded from the Pro Forma Statement of Operations being non-recurring costs directly attributable to the transaction. We have estimated acquisition related costs of $44,000 to be incurred post acquisition.

(d)	Weighted average shares

Pro forma weighted average share, have been adjusted to reflect the assumed issuance of basic common stock shares as a result of the transaction, assuming this transaction occurred at the beginning of the period.